UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 24, 2013

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2013, Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Orange Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Tenet (“Merger Sub”), and Vanguard Health Systems, Inc., a Delaware corporation (“Vanguard”), providing for the merger of Merger Sub with and into Vanguard, with Vanguard surviving the merger as a wholly-owned subsidiary of Tenet (the “Merger”). The Merger Agreement was unanimously approved by Tenet’s Board of Directors.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Vanguard’s common stock, par value $0.01 per share, will be automatically cancelled and converted into the right to receive $21.00 in cash, without interest (the “Merger Consideration”), other than those shares of common stock (i) with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn and (ii) owned by Tenet, Merger Sub, Vanguard and their respective direct and indirect wholly-owned subsidiaries, which shares will be automatically cancelled with no consideration paid therefor.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the adoption and approval by the holders of a majority in voting power of all outstanding shares of Vanguard’s common stock entitled to vote on the Merger, which approval was effected on June 24, 2013 following execution and delivery of the Merger Agreement by written consent of the Majority Stockholders (defined below), (ii) 20 days having elapsed since the mailing to Vanguard’s stockholders of the definitive information statement with respect to such adoption of the Merger Agreement, (iii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any order, preliminary or permanent injunction or other judgment, order or decree issued by a court or other legal restraint or prohibition that prohibits or makes illegal the consummation of the Merger and (v) the receipt of certain consents, waivers and approvals of governmental entities. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). In addition, the obligation of Tenet to consummate the Merger is subject to the absence of any event, change or occurrence, from the date of the Merger Agreement to the effective time of the Merger, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement).

Tenet and Merger Sub have obtained debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Tenet to pay the aggregate Merger Consideration, for any refinancing of any indebtedness of Vanguard contemplated by the Merger Agreement or the financing commitments, and all related fees and expenses. Bank of America, N.A. (the “Lender”) has committed to provide a $1.8 billion senior secured term credit facility and a $2.8 billion senior unsecured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter dated June 24, 2013 (the “Debt Commitment Letter”). Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as sole bookrunner and lead arranger for the debt financing. It is expected that upon consummation of the Merger, senior unsecured notes will be issued and sold pursuant to a high yield senior unsecured notes offering in lieu of a portion or all of the drawings under the senior unsecured bridge facility. The obligation of the Lender to provide debt financing under the Debt Commitment Letter is subject to certain customary conditions.

The Merger Agreement contains certain provisions giving each of Vanguard and Tenet rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement under specified circumstances, Vanguard will be required to pay Tenet a termination fee of $61 million.

The Merger Agreement includes customary representations, warranties and covenants of Tenet, Vanguard and Merger Sub. Among other things, Vanguard has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tenet, Merger Sub, Vanguard or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Tenet, Merger Sub or Vanguard or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tenet, Merger Sub, Vanguard or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Tenet’s or Vanguard’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Tenet and Vanguard that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Voting Agreement

In connection with the execution of the Merger Agreement, Tenet entered into a voting agreement (the “Voting Agreement”) with certain funds affiliated with each of The Blackstone Group and Morgan Stanley Capital Partners, as well as Charles N. Martin, Vanguard’s Chairman and Chief Executive Office, Keith B. Pitts, Vanguard’s Vice Chairman, Phillip W. Roe, Vanguard’s Chief Financial Officer, and James H. Spalding, Vanguard’s General Counsel (collectively, the “Majority Stockholders”). Under the Voting Agreement the Majority Stockholders agreed to execute and deliver a written consent (a form of which is attached to the Merger Agreement as Exhibit D (the “Written Consent”)), adopting the Merger Agreement and, during the term of the Voting Agreement, but subject to certain limitations set forth therein, to vote certain of their shares of common stock against any action or agreement that the Majority Stockholders know or reasonably suspect is in opposition to the Merger. The Majority Stockholders are also subject to certain non-solicitation restrictions set forth in the Voting Agreement. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the closing of the Merger, (iii) the delivery of notice by Parent of the termination of the Voting Agreement and (iv) the delivery of notice by the Majority Stockholders to Parent of the termination of the Voting Agreement, to the extent permitted under applicable law, if the Merger Agreement is amended or waived without the prior consent of the Majority Stockholders if such amendment or waiver is adverse to the Majority Stockholders, including by reducing the amount, changing the form, or imposing any material restrictions or additional conditions on the receipt of the merger consideration to include or substitute therefor a form other than cash. As a result of the execution and delivery of the Written Consent on June 24, 2013 following execution and delivery of the Merger Agreement, the required approval of the stockholders of Vanguard of the Merger has been obtained.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect our business and Vanguard’s business. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of Vanguard; changes in health care and other laws and regulations; economic conditions; adverse litigation or regulatory developments; competition; our success in implementing our business development plans and integrating newly acquired assets; our ability to hire and retain health care professionals; our ability to meet our capital needs, including our ability to manage our indebtedness; and our ability to grow our Conifer Health Solutions business segment. We and Vanguard provide additional information about these and other factors in the reports filed with the Securities and Exchange Commission, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our and Vanguard’s annual reports on Form 10-K for the year ended December 31, 2012 and June 30, 2012, respectively. We disclaim any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2013, by and among Tenet Healthcare Corporation, Orange Merger Sub, Inc., and Vanguard Health Systems, Inc.

99.1	Voting Agreement, dated as of June 24, 2013, by and among Tenet Healthcare Corporation and the stockholders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: June 24, 2013

By:	/s/ Paul A. Castanon
Name: Paul A. Castanon
Title: Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 24, 2013, by and among Tenet Healthcare Corporation, Orange Merger Sub, Inc., and Vanguard Health Systems, Inc.

99.1	Voting Agreement, dated as of June 24, 2013, by and among Tenet Healthcare Corporation and the stockholders party thereto